Discussion Materials November 20, 2008 Confidential Presentation

Table of Contents Agenda Situation Overview Comparable Trading and Transaction Analysis BGH Trading Volume

Situation Overview

"Purchaser Group": Harold Hamm & Affiliates Financial Advisor: Barclays Capital Legal Advisor: Baker Botts HPGP Conflicts Committee: Independent HPGP board members Financial and Legal Advisors: TBD HLND Conflicts Committee: Independent HLND board members Financial and Legal Advisors: TBD Buyout of public of HLND and HPGP Merits of unsolicited tender vs. straight merger vs. merger with tender offer Sequencing of buyouts Tax consequences Record of discussions, communications Purchaser Group interaction with special committees Restrictions on trading Nature of Proposal Process Transaction Parties Introduction Situation Overview Topics for Discussion 1

Amendment to Schedules 13D Deal Documentation Proposal Merger Agreement Tender Offer Documents Schedule I3E-3 Going private disclosure Reasons for deal Alternatives considered Fairness Projections SEC Review Press Releases / 8-K Filings Conflict resolution Entire fairness Litigation risk Review of Change of Control Tender Offer Documentation Introduction Situation Overview Credit Agreement Topics for Discussion Fiduciary Duties 2

Timeline Situation Overview Next Steps / Timing Offer Price Determination HPGP / HLND & Barclays Capital Preparation of deal documentation Baker Botts November 2008 November 2008 November 2008 November 2008 November 2008 November 2008 November 2008 SUN MON TUES WEDS THURS FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 30 24 25 26 27 28 29 December 2008 December 2008 December 2008 December 2008 December 2008 December 2008 December 2008 SUN MON TUES WEDS THURS FRI SAT 1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20 21 22 23 24 25 26 27 28 29 30 31 3

Volume Traded Since October 1, 2008 Trading Distribution Units Traded 10 50906 12 145214 14 49013 16 159061 18 132503 20 143146 22 41899 24 47828 26 215086 28 201496 30 14093 32 2500 34 17504 36 1371 HLND HPGP ___________________________ Source: Bloomberg. As of 11/20/2008. Price Units Traded 4 13791 5 67164 6 127436 7 134282 8 185461 9 168157 10 207037 11 208223 12 261358 13 314569 14 256773 15 34575 16 1800 17 8656 18 2906 19 400 20 29538 21 20328 22 700 Situation Overview 4

Volume Traded Since August 18, 2008 3-Month Trading Histograms Volume 12 57928 14 49013 16 159061 18 132503 20 143146 22 41899 24 47828 26 215086 28 201496 30 14093 32 2500 34 19044 36 33624 38 41075 40 35981 42 34583 44 85648 46 7732 HLND HPGP ___________________________ Source: Bloomberg. Price Volume 5 4584 6 62429 7 134282 8 185461 9 168157 10 207037 11 208223 12 261358 13 317569 14 256773 15 34575 16 1800 17 8656 18 2906 19 95851 20 358480 21 140026 22 277375 23 13634 Situation Overview 5

Volume Traded Since June 18, 2008 5-Month Trading Histograms Price Volume 12 57928 14 49013 16 159061 18 132503 20 143146 22 41899 24 47828 26 215086 28 201496 30 14093 32 2500 34 19044 36 33624 38 41075 40 35981 42 39883 44 127543 46 190306 48 49574 50 136978 52 400 HLND HPGP ___________________________ Source: Bloomberg. Price Volume 5 4584 6 62429 7 134282 8 185461 9 168157 10 207037 11 208223 12 261358 13 317569 14 256773 15 34575 16 1800 17 8656 18 2906 19 95851 20 358480 21 140026 22 299084 23 104218 24 90393 25 69726 26 199615 27 174460 28 1050 Situation Overview 6

Situation Overview HLND Purchase Price Ratio PPR ___________________________ Excludes APL and XTEX. 7

Situation Overview HPGP Purchase Price Ratio PPR ___________________________ Excludes AHD and XTXI. 8

Situation Overview Sensitivity Analysis GP Value Pure GP Premium 2009 Multiple 2010 Multiple 9

Situation Overview Preliminary HLND Valuation Summary Discounted Cash Flow Analysis 10

Situation Overview Preliminary HPGP Valuation Summary Discounted Cash Flow Analysis 11

Comparable Trading and Transaction Analysis

Comparable MLP Trading Analysis Comparable Trading and Transaction Analysis Gathering and Processing MLPs - Comparable Trading Analysis ___________________________ 1. Respective MLP senior unsecured debt rating, where applicable. Otherwise, rating is for the OLP senior unsecured debt. 12

Comparable HoldCo Trading Analysis Comparable Trading and Transaction Analysis HoldCos - Comparable Trading Analysis 13

Comparable Trading and Transaction Analysis Diversified MLP Trading Analysis Diversified MLPs - Comparable Trading Analysis 14

G.P. HoldCo Transaction Multiples Comparable Trading and Transaction Analysis G.P. HoldCo Transactions 15

Multiple 3/25/2003 6.6 4/24/2003 7 5/13/2003 6.5 11/19/2003 7.5 3/31/2004 6.8 4/1/2004 9.5 6/4/2004 9.9 7/8/2004 10 11/1/2004 9.1 11/17/2004 8.8 11/23/2004 6.2 1/11/2005 11.7 3/7/2005 11 6/20/2005 12.5 8/2/2005 8.2 8/8/2005 9.3 10/11/2005 8.7 12/16/2005 11 2/15/2006 8 3/30/2006 9 5/2/2006 12.4 7/12/2006 12 7/13/2006 8.8 4/2/2007 8.4 4/30/2007 7.3 5/21/2007 11.9 6/4/2007 14.2 6/19/2007 13.9 8/28/2007 13.1 8/31/2007 15.4 9/5/2007 13.8 9/20/2007 9 11/1/2007 9.3 11/12/2007 11.8 2/25/2008 9.5 9/17/2008 8 Historical Gathering and Processing Transactions (Multiples of EBITDA) ___________________________ Annualized run-rate. Based on Forward 12 month multiple. Includes growth capex of $115.7 million for a total consideration of $750.7 million. EBITDA multiple per Wall Street Research Estimates, total transaction amount of $85 million. Selected Comparable Midstream Transactions Announcement Date MarkWest Energy Partners / Pinnacle Natural Gas Cantera Resources / CMS Field Services Enbridge / Cantera West Texas Gas / Sago Energy Targa / COP Midstream Atlas / Spectrum MarkWest / American Central Hicks, Muse / Regency Enbridge / Shell Offshore Penn Virginia / Cantera Regency Gas Services / El Paso XTO / Antero Pipeline (1) Atlas / ETP (Elk City) Copano / ScissorTail Targa / Dynegy Crosstex / El Paso Eagle Rock Energy / Oneok Southern Union / Sid Richardson Hiland / Enogex Oneok / Northern Border Enterprise / Cerrito (2) Regency / TexStar (2) 9.3x Median DCP Midstream / Momentum (2)(3) Copano Energy / Cantera Natural Gas (2) Energy Transfer Partners / Canyon Gas (2) Crosstex/Chief Midstream (2) GE / Regency (2) Targa Resources Inc. / Targa Resources LP (2) Atlas / Anadarko Eagle Rock / Laser Midstream MarkWest Energy Partners / MarkWest Hydrocarbon AtlaGas Income Trust / Taylor NGL Williams Partners LP / Williams Companies Inc. Regency / Nexus Gas Holdings (4) Comparable Trading and Transaction Analysis Martin Midstream acquires Woodlawn Pipeline from Lantern Resources Eagle Rock/ Millennium Midstream Partners (2) Western Gas / Anadarko 16

BGH Trading Volume

Volume of Units Traded Prior to Tender BGH Trading Price Volume 9.5 12000 10 82298 10.5 515339 11 277427 11.5 250791 12 302814 12.5 96245 13 113521 13.5 161749 14 411303 14.5 245457 15 274400 15.5 294062 16 264210 16.5 11663 17 4000 17.5 5200 1 Month Prior 3 Months Prior ___________________________ Source: Bloomberg. Price Volume 9.5 12000 10 82298 10.5 515339 11 277427 11.5 250791 12 302814 12.5 96245 13 113521 13.5 172468 14 446983 14.5 279257 15 324266 15.5 350884 16 469196 16.5 115163 17 109700 17.5 166869 18 313044 18.5 438679 19 231919 19.5 178149 20 126129 20.5 11000 ADTV = 151,513 Units ADTV = 81,755 Units BGH Trading Volume 17

Volume of Units Traded Prior to Tender BGH Trading Price Volume 9.5 12000 10 82298 10.5 515339 11 277427 11.5 250791 12 302814 12.5 96245 13 113521 13.5 161749 14 362948 14.5 170627 15 264600 15.5 285762 16 264110 16.5 11663 17 4000 17.5 5200 Since October 6 ___________________________ Source: Bloomberg. ADTV = 209,917 Units BGH Trading Volume 18